Exhibit 10.3

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Security Agreement”), is made as of this 29th day of April, 2016, by and between LATTICE INCORPORATED, a Delaware corporation, whose address of its principal place of business is 7150 N. Park Drive, Suite 500, Pennsauken, New Jersey, 08109 (the “Debtor”), and GLOBAL TEL*LINK CORPORATION, an Idaho corporation whose address is 12021 Sunset Hills Road, #100, Reston, Virginia 20190 (the “Secured Party”).

R E C I T A L S:

A. The Debtor and the Secured Party have entered into that certain Settlement Agreement, dated as of April 29, 2016 (as amended from time to time, the “Settlement Agreement”), which provides, in part, that the Debtor will execute that certain Confessed Judgment Note, dated as of the date hereof (as amended from time to time, the “Note”), in the principal amount of up to Two Million Four Hundred Ninety Five Thousand Six Hundred and Twenty Five and 00/100 Dollars ($2,495,625.00).

B. Pursuant to the Settlement Agreement, the Debtor has agreed to enter into this Security Agreement in order to secure the obligations and performance of the Debtor under the Note.

NOW THEREFORE, in consideration of the premises, and the mutual covenants and agreements set forth herein, the Debtor and the Secured Party hereby agree as follows:

A G R E E M E N T S:

Section 1 DEFINITIONS.

1.1. Defined Terms. For the purposes of this Security Agreement, the following capitalized words and phrases shall have the meanings set forth below.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as now existing or hereafter amended.

“Collateral” shall have the meaning set forth in Section 2.1 hereof.

“Event of Default” shall mean the occurrence of any of the following events: (a) the principal and accrued interest under the Note or any of the other notes is not paid when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise; (b) material failure to observe or perform any covenant, obligation or agreement of the Debtor under any of the Transaction Documents, which failure continues for 15 days after the earlier of (i) the date Debtor receives notice from Secured Party of such failure and (ii) the date Debtor was aware of such failure; (c) any representation, warranty or certification made by the Debtor herein or in the Transaction Documents or in any certificate, report, document, agreement or instrument delivered pursuant to any provision hereof or thereof shall prove to have been false or incorrect in any material respect on the date or dates as of which made; (d) the occurrence after the date hereof of an event of default under, or any other event that permits the acceleration of the principal amount of, any other indebtedness of the Debtor that is not cured within 15 days of such event, and that does or would reasonably be expected to cause a Material Adverse Effect; (e) any judgment, order, injunction, decree, stipulation or award (whether rendered by a court, administrative agency, or by arbitration, as a result of a grievance or other procedure) binding on the Debtor that does or would reasonably be expected to cause a Material Adverse Effect, provided that such judgment, order, injunction, decree, stipulation or award is not vacated within 30 days of when entered; or (f) the Debtor shall (i) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of itself or any part of its property, (ii) become subject to the appointment of a receiver, trustee, custodian or liquidator for itself or any part of its property, (iii) make an assignment for the benefit of creditors, (iv) or, except as listed on Schedule 3.6, fail generally or admit in writing to its inability to pay its debts as they become due, (v) institute any proceedings under the Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, or file a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law, or file an answer admitting the material allegations of a bankruptcy, reorganization or insolvency petition filed against it, or (vi) become subject to any involuntary proceedings under the Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, or have an order for relief entered against it in any proceeding under the Bankruptcy Code, that is not rescinded or stayed during the 60 days after the Debtor receives notice of such proceedings.

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“GAAP” shall mean generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination, provided, however, that interim financial statements or reports shall be deemed in compliance with GAAP despite the absence of footnotes and fiscal year-end adjustments as required by GAAP.

“Material Adverse Effect” shall mean any event, matter, condition or circumstance which (a) except as listed on Schedule 3.6, has or would reasonably be expected to have a material adverse effect on the business, properties, results of operations or condition (financial or otherwise) of the Debtor and its subsidiaries, taken as a whole; (b) would materially impair the ability of the Debtor or any other person to perform or observe its obligations under or in respect of the Transaction Documents; or (c) materially affects the legality, validity, binding effect or enforceability of any of the Transaction Documents.

“Obligations” shall mean all loans, advances and other financial accommodations, arising pursuant to the Note, all interest accrued thereon (including interest which would be payable as post-petition interest in connection with any bankruptcy or similar proceeding, whether or not permitted as a claim thereunder), any reasonable and documented, out of pocket, fees or expenses of counsel due the Secured Party under the Transaction Documents, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, together with any and all renewals or extensions thereof.

“Permitted Liens” shall mean (a) liens existing on the date hereof and identified on Schedule 1.1; (b) the liens in favor of the Secured Party created by the Security Agreement and/or any other Transaction Document; (c) liens for taxes or other governmental charges that are not at the time delinquent or that are being contested in good faith and are appropriately reserved for in accordance with GAAP; (d) statutory liens of carriers, warehousemen, mechanics, materialmen, and vendors arising by operation of law for sums not overdue; (e) non-exclusive licenses and sublicenses granted in the ordinary course of the Debtor’s business and any interest or title of a licensor or under any license or sublicense; (f) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (g) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (h) customary rights of set-off, revocation, refund or chargeback under deposit agreements or under Uniform Commercial Code or common law of banks or other financial institutions where the Debtor maintains deposits (other than deposits intended as cash collateral) in the ordinary course of business; (i) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Debtor and its subsidiaries taken as a whole, and (j) such other liens as the Secured Party consents to after the date hereof (such consent not to be unreasonably withheld).

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“Transaction Documents” shall mean the Note, this Security Agreement and the Settlement Agreement and each of the agreements, documents, instruments and certificates from time to time executed and delivered by the Debtor for the benefit of the Secured Party in connection therewith, and all amendments, restatements, supplements and other modifications thereto. Notwithstanding the foregoing, the term Transaction Documents does not include the Teaming Agreement of even date herewith.

“UCC” shall mean the Uniform Commercial Code in effect in the Commonwealth of Virginia from time to time.

1.2. Other Terms Defined in the Note or UCC. All other capitalized words and phrases used herein and not otherwise specifically defined herein shall have the respective meanings assigned to such terms in the Note or UCC, as applicable, to the extent the same are used or defined therein.

1.3. Other Interpretive Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Whenever the context so requires, the neuter gender includes the masculine and feminine, the single number includes the plural, and vice versa, and in particular the word “Debtor” shall be so construed.

(b) Section and Schedule references are to this Security Agreement unless otherwise specified. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement.

(c) The term “including” is not limiting, and means “including, without limitation”.

(d) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including”.

(e) Unless otherwise expressly provided herein, (i) references to agreements (including this Security Agreement and the other Transaction Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Transaction Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

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(f) To the extent any of the provisions of the other Transaction Documents are inconsistent with the terms of this Security Agreement, the provisions of this Security Agreement shall govern.

(g) This Security Agreement and the other Transaction Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

Section 2 SECURITY FOR THE OBLIGATIONS.

2.1. Security for Obligations. As security for the payment and performance of the Obligations, the Debtor does hereby collaterally pledge, assign, transfer, deliver and grant to the Secured Party, subject to the Permitted Liens, a continuing and unconditional security interest in and to any and all property of the Debtor, of any kind or description, tangible or intangible, wheresoever located and whether now existing or hereafter arising or acquired, including the following (all of which property, along with the products and proceeds therefrom, are individually and collectively referred to as the “Collateral”):

(a) All Goods and Equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

(b) All Inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of the Debtor’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

(c) All contract rights and General Intangibles, including Payment Intangibles, now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, domain names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, Software, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

(d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to the Debtor arising out of the sale or lease of goods, the licensing of technology or the rendering of services by the Debtor, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by the Debtor;

(e) All documents, cash, Deposit Accounts, securities, Securities Entitlements, Securities Accounts, Financial Assets, Investment Property, letters of credit, certificates of deposit, Instruments now owned or hereafter acquired and the Debtor’s books relating to the foregoing;

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(f) All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing;

(g) All Chattel Paper, Electronic Chattel Paper, Instruments, Documents, Letter of Credit Rights, all proceeds of letters of credit, Health-Care-Insurance Receivables, Supporting Obligations, notes secured by real estate, Commercial Tort Claims and General Intangibles; and

(h) All the Debtor’s books and records relating to the foregoing, and all Proceeds (whether Cash Proceeds or Noncash Proceeds) of the foregoing property, including all insurance policies and proceeds of insurance payable by reason of loss or damage to the foregoing property, including unearned premiums, and of eminent domain or condemnation awards.

2.2. Possession and Transfer of Collateral. Unless an Event of Default has occurred and is continuing and Creditor exercises its remedies under Section 5 hereof, subject to the Permitted Liens, the Debtor shall be entitled to possession or use of the Collateral (other than Instruments or Documents (including Tangible Chattel Paper and Investment Property consisting of certificated securities) and other Collateral required to be delivered to the Secured Party pursuant to this Section 2). The cancellation or surrender of any promissory note evidencing an Obligation, upon payment or otherwise, shall not affect the right of the Secured Party to retain the Collateral for any other of the Obligations. The Debtor shall not convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”), any Collateral except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn out, surplus or obsolete Equipment that is, in the reasonable judgment of Debtor, no longer economically practicable to maintain or useful in the ordinary course of business of Debtor; (c) consisting of Debtor’s use or transfer of money in a manner that is not prohibited by the terms of this Agreement or the other Transaction Documents; (d) of non-exclusive licenses for the use of the property of Debtor in the ordinary course of business and licenses that could not result in a legal transfer of title of the licensed property but that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States; (e) pursuant to Permitted Liens, and (f) so long as no Event of Default has occurred and is then continuing, that are not otherwise permitted under this Section 2.2, in an amount not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate.

2.3. Financing Statements. The Debtor shall, at the Secured Party’s request, at any time and from time to time, execute and deliver to the Secured Party such financing statements, amendments and other documents and do such acts as the Secured Party reasonably requests in order to establish and maintain valid, attached and perfected security interests in the Collateral in favor of the Secured Party, free and clear of all Liens and claims and rights of third parties whatsoever, except Permitted Liens. The Debtor hereby irrevocably authorizes the Secured Party at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto without the signature of the Debtor that (a) indicate the Collateral (i) is comprised of all assets of the Debtor or words of similar effect, regardless of whether any particular asset comprising a part of the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed, or (ii) as being of an equal or lesser scope or within greater detail as the grant of the security interest set forth herein, and (b) contain any other information required by Section 5 of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Debtor is an organization, the type of organization and any Organizational Identification Number issued to the Debtor, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of the real property to which the Collateral relates. The Debtor hereby agrees that a photogenic or other reproduction of this Security Agreement is sufficient for filing as a financing statement and the Debtor authorizes the Secured Party to file this Security Agreement as a financing statement in any jurisdiction. The Debtor agrees to furnish any such information to the Secured Party promptly upon request.

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2.4. Preservation of the Collateral. The Secured Party may, but is not required, to take such actions from time to time as the Secured Party deems appropriate to maintain or protect the Collateral so long as such actions are permitted by applicable law. The Secured Party shall have exercised reasonable care in the custody and preservation of the Collateral if the Secured Party takes such action as the Debtor shall reasonably request in writing which is not inconsistent with the Secured Party’s status as a secured party, but the failure of the Secured Party to comply with any such request shall not be deemed a failure to exercise reasonable care; provided, however, the Secured Party’s responsibility for the safekeeping of the Collateral shall (i) be deemed reasonable if such Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, and (ii) not extend to matters beyond the control of the Secured Party, including acts of God, war, insurrection, riot or governmental actions. In addition, any failure of the Secured Party to preserve or protect any rights with respect to the Collateral against prior or third parties, or to do any act with respect to preservation of the Collateral, not so requested by the Debtor, shall not be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral. The Debtor shall have the sole responsibility for taking such action as may be necessary, from time to time, to preserve all rights of the Debtor and the Secured Party in the Collateral against prior or third parties. Without limiting the generality of the foregoing, where Collateral consists in whole or in part of securities, the Debtor represents to, and covenants with, the Secured Party that the Debtor has made arrangements for keeping informed of changes or potential changes affecting the securities (including rights to convert or subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and the Debtor agrees that the Secured Party shall have no responsibility or liability for informing the Debtor of any such or other changes or potential changes or for taking any action or omitting to take any action with respect thereto.

2.5. Other Actions as to any and all Collateral. The Debtor further agrees to take any other action reasonably requested by the Secured Party to ensure the attachment and perfection of and the ability of the Secured Party to enforce, subject to the Permitted Liens, the security interest of the Secured Party, for its own benefit and as agent for its affiliates, in any and all of the Collateral including (a) causing the Secured Party’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the bank to enforce, the security interest of the Secured Party, for its own benefit and as agent for its affiliates, in such Collateral, (b) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the security interest of the Secured Party, for its own benefit and as agent for its affiliates, in such Collateral, (c) obtaining governmental and other third party consents and approvals, including any consent of any licensor, lessor or other Person obligated on Collateral and (d) taking all actions required by the UCC in effect from time to time or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction.

2.6. Collateral in the Possession of a Warehouseman or Bailee. If any of the Collateral at any time is in the possession of a warehouseman or bailee, the Debtor shall promptly notify the Secured Party thereof.

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2.7. Commercial Tort Claims. If the Debtor shall at any time hold or acquire a Commercial Tort Claim, the Debtor shall promptly notify the Secured Party in writing signed by the Debtor of the details thereof and grant to the Secured Party, in such writing, subject to the Permitted Liens, a security interest therein and in the proceeds thereof, all upon the terms of this Security Agreement, in each case in form and substance satisfactory to the Secured Party, and shall execute any amendments hereto deemed reasonably necessary by the Secured Party to perfect the security interest of the Secured Party, for its own benefit and as agent for its affiliates, in such Commercial Tort Claim.

2.8. Electronic Chattel Paper and Transferable Records. If the Debtor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record”, as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, the Debtor shall promptly notify the Secured Party thereof and, at the request of the Secured Party, Subject to the Permitted Liens, shall take such action as the Secured Party may reasonably request to vest in the Secured Party control under Section 9-105 of the UCC of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Secured Party agrees with the Debtor that the Secured Party will arrange, pursuant to procedures satisfactory to the Secured Party and so long as such procedures will not result in the Secured Party’s loss of control, for the Debtor to make alterations to the electronic chattel paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control.

Section 3 REPRESENTATIONS AND WARRANTIES.

The Debtor makes the following representations and warranties to the Secured Party as of the date of this Agreement:

3.1. Debtor Organization and Name. The Debtor is a corporation duly organized, existing and in good standing under the laws of the State of Delaware, with full and adequate power to carry on and conduct its business as presently conducted. The Debtor is duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities requires such qualification or licensing. The exact legal name of Debtor is as set forth in the first paragraph of this Security Agreement, and, except as listed on Schedule 3.1, the Debtor currently does not conduct, nor has it, during the last five (5) years, conducted business under any other name or trade name.

3.2. Authorization. The Debtor has full right, power and authority to enter into this Security Agreement and to perform all of its duties and obligations under this Security Agreement. The execution and delivery of this Security Agreement and the other Transaction Documents will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or of the articles/certificate of incorporation or bylaws of the Debtor. All necessary and appropriate action has been taken on the part of the Debtor to authorize the execution and delivery of this Security Agreement.

3.3. Validity and Binding Nature. This Security Agreement is the legal, valid and binding obligation of the Debtor, enforceable against the Debtor in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

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3.4. Consent; Absence of Breach. The execution, delivery and performance of this Security Agreement and any other documents or instruments to be executed and delivered by the Debtor in connection herewith, do not and will not (a) require any consent, approval, authorization, or filings with, notice to or other act by or in respect of, any governmental authority or any other Person (other than any consent or approval which has been obtained and is in full force and effect); (b) conflict with (i) any provision of law or any applicable regulation, order, writ, injunction or decree of any court or governmental authority, (ii) the articles of organization or operating agreement of the Debtor, or (iii) any material agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon the Debtor or any of its properties or assets; or (c) require, or result in, the creation or imposition of any Lien on any asset of the Debtor, other than Liens in favor of the Secured Party created pursuant to this Security Agreement.

3.5. Ownership of Collateral; Liens. The Debtor is the sole owner or has other rights in all of the Collateral, free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like), other than Permitted Liens.

3.6. Adverse Circumstances. Except as disclosed on Schedule 3.6, no condition, circumstance, event, agreement, document, instrument, restriction, litigation or proceeding (or, to the Debtor’s knowledge, threatened litigation or proceeding or basis therefor) exists which (a) would have a Material Adverse Effect upon the Debtor, or (b) would constitute an Event of Default.

3.7 Security Interest. This Security Agreement creates a valid security interest in favor of the Secured Party in the Collateral and, when properly perfected by filing in the appropriate jurisdictions, or by possession or Control (as defined in the UCC) of such Collateral by the Secured Party or delivery of such Collateral to the Secured Party, shall constitute a valid, perfected, first-priority security interest in such Collateral to the extent a security interest in such Collateral may be perfected under Article 9 of the UCC.

3.8. Place of Business. The principal place of business of the Debtor is set forth in the preamble to this Security Agreement, and the location of all Collateral, if other than at such principal place of business, is as set forth on the Debtor’s Certificate provided in connection herewith, and the Debtor shall promptly notify the Secured Party of any change in such locations. The Debtor will not remove or permit the Collateral to be removed from such locations without prior written notice to the Secured Party, except for Inventory sold in the usual and ordinary course of the Debtor’s business.

3.8. Complete Information. This Security Agreement and all financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials and information heretofore or contemporaneously herewith furnished in writing by the Debtor to the Secured Party for purposes of, or in connection with, this Security Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of the Debtor to the Secured Party pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by the Secured Party that any projections and forecasts provided by the Debtor are based on good faith estimates and assumptions believed by the Debtor to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

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Section 4 COVENANTS.

4.1. Debtor Existence. The Debtor shall at all times preserve and maintain (a) its existence and good standing in the jurisdiction of its organization, and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect), and shall at all times continue as a going concern in the business which the Debtor is presently conducting. If the Debtor does not have an Organizational Identification Number and later obtains one, the Debtor shall promptly notify the Secured Party of such Organizational Identification Number.

4.2. Compliance With Laws. The Debtor shall comply in all respects, including the conduct of its business and operations and the use of the Collateral, with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect.

4.3. Payment of Taxes and Liabilities. The Debtor shall pay, prior to delinquency and before penalties accrue thereon, all property and other taxes, and all governmental charges or levies against it or any of the Collateral, as well as claims of any kind which, if unpaid, could reasonably be expected to become a Lien on any of its property; provided that the foregoing shall not require the Debtor to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP and, in the case of a claim which could become a Lien on any of the Collateral, such contest proceedings stay the foreclosure of such Lien or the sale of any portion of the Collateral to satisfy such claim.

4.4. Maintain Property. The Debtor shall at all times maintain, preserve and keep the Collateral, in good repair, working order and condition, normal wear and tear excepted, and shall from time to time make all needful and proper repairs, renewals, replacements, and additions thereto so that at all times the efficiency thereof shall be preserved and maintained in all material respects.

4.5. Maintain Insurance. The Debtor shall at all times maintain with insurance companies reasonably acceptable to the Secured Party such insurance coverage as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, including employers’, public and professional liability risks, as is customarily maintained by companies similarly situated, and shall have insured amounts no less than, and deductibles no higher than, are reasonably acceptable to the Secured Party; it being agreed that the Debtor’s current insurance policies are reasonably acceptable to the Secured Party. The Debtor shall furnish to the Secured Party a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Debtor other than director’s and officer’s insurance policies. The Debtor shall cause each issuer of an insurance policy to provide the Secured Party with an endorsement (i) showing the Secured Party as loss payee and as additional insured with respect to each policy of property or casualty insurance; and (ii) providing that thirty (30) days’ notice will be given to the Secured Party prior to any cancellation of, material reduction or change in coverage provided by or other material modification to such policy.

In the event the Debtor either fails to provide the Secured Party with evidence of the insurance coverage required by this Section or at any time hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay any premium in whole or in part relating thereto, then the Secured Party, without waiving or releasing any obligation or default by the Debtor hereunder, may at any time (but shall be under no obligation to so act), obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto, which the Secured Party deems advisable. This insurance coverage (a) may, but need not, protect the Debtor’s interests in such property, including the Collateral, and (b) may not pay any claim made by, or against, the Debtor in connection with such property, including the Collateral. The Debtor may later cancel any such insurance purchased by the Secured Party, but only after providing the Secured Party with evidence that the Debtor has obtained the insurance coverage required by this Section. If the Secured Party purchases insurance for the Collateral, the Debtor will be responsible for the costs of that insurance, including interest and any other charges that may be imposed with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the principal amount of the Loans owing hereunder. The costs of the insurance may be more than the cost of the insurance the Debtor may be able to obtain on its own.

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4.6. Field Audits. Upon reasonable advance written notice, but not more than once per calendar year (unless an Event of Default exists) and during reasonable normal business hours, the Debtor shall permit the Secured Party to inspect the Collateral, to perform appraisals of the Collateral of the Debtor, and to inspect, audit, check and make copies of, and extracts from, the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to Inventory, Accounts and any other Collateral. All such inspections or audits by the Secured Party shall be at the Debtor’s sole expense.

4.7. Collateral Records. The Debtor shall keep at its principal place of business full and accurate books and records relating to the Collateral and shall mark such books and records to indicate the Secured Party’s Lien in the Collateral including placing a legend, in form and content acceptable to the Secured Party, on all Chattel Paper created by the Debtor indicating that the Secured Party has a Lien in such Chattel Paper.

Section 5 REMEDIES.

Upon the occurrence of an Event of Default beyond the expiration of any applicable grace or cure periods (if any), the Secured Party shall have all rights, powers and remedies set forth in this Security Agreement or the other Transaction Documents or in any other written agreement or instrument relating to any of the Obligations or any security therefor, as a secured party under the UCC or as otherwise provided at law or in equity. Without limiting the generality of the foregoing, the Secured Party may, at its option upon the occurrence of an Event of Default, declare its commitments to the Debtor to be terminated and all Obligations to be immediately due and payable, or, if provided in the Transaction Documents, all commitments of the Secured Party to the Debtor shall immediately terminate and all Obligations shall be automatically due and payable, all without demand, notice or further action of any kind required on the part of the Secured Party. The Debtor hereby waives any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of the Secured Party’s rights under the Transaction Documents, and hereby consents to, and waives notice of release, with or without consideration, of any Collateral, notwithstanding anything contained herein or in the Transaction Documents to the contrary. In addition to the foregoing:

5.1. Possession and Assembly of Collateral. The Secured Party may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which the Secured Party already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may at any time enter into any of the Debtor’s premises where any of the Collateral may be or is supposed to be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of and the Secured Party shall have the right to store and conduct a sale of the same in any of the Debtor’s premises without cost to the Secured Party. At the Secured Party’s request, the Debtor will, at the Debtor’s sole expense, assemble the Collateral and make it available to the Secured Party at a place or places to be designated by the Secured Party which is reasonably convenient to the Secured Party and the Debtor.

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5.2. Sale of Collateral. The Secured Party may sell any or all of the Collateral at public or private sale, upon such terms and conditions as the Secured Party may deem proper, and the Secured Party may purchase any or all of the Collateral at any such sale. The Debtor acknowledges that the Secured Party may be unable to effect a public sale of all or any portion of the Collateral because of certain legal and/or practical restrictions and provisions which may be applicable to the Collateral and, therefore, may be compelled to resort to one or more private sales to a restricted group of offerees and purchasers. The Debtor consents to any such private sale so made even though at places and upon terms less favorable than if the Collateral was sold at public sale. The Secured Party shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Secured Party may apply the net proceeds, after deducting all reasonable and documented costs, expenses, attorneys’ and paralegals’ fees incurred or paid at any time in the collection, protection and sale of the Collateral and the Obligations, to the payment of the Obligations, returning the excess proceeds, if any, to the Debtor. The Debtor shall remain liable for any amount remaining unpaid after such application. Any notification of intended disposition of the Collateral required by law shall be conclusively deemed reasonably and properly given if given by the Secured Party at least ten (10) calendar days before the date of such disposition. The Debtor hereby confirms, approves and ratifies all acts and deeds of the Secured Party relating to the foregoing, and each part thereof, and expressly waives any and all claims of any nature, kind or description which it has or may hereafter have against the Secured Party or its representatives, by reason of taking, selling or collecting any portion of the Collateral. The Debtor consents to releases of the Collateral at any time after an Event of Default and to sales of the Collateral in groups, parcels or portions, or as an entirety, as the Secured Party shall deem appropriate. The Debtor expressly absolves the Secured Party from any loss or decline in market value of any Collateral by reason of delay in the enforcement or assertion or nonenforcement of any rights or remedies under this Security Agreement.

5.3. Standards for Exercising Remedies. To the extent that applicable law imposes duties on the Secured Party to exercise remedies in a commercially reasonable manner, the Debtor acknowledges and agrees that it is not commercially unreasonable for the Secured Party (a) to fail to incur expenses reasonably deemed significant by the Secured Party to prepare Collateral for disposition or otherwise to complete raw material or work-in-process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as the Debtor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, including any warranties of title, (k) to purchase insurance or credit enhancements to insure the Secured Party against risks of loss, collection or disposition of Collateral or to provide to the Secured Party a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Secured Party in the collection or disposition of any of the Collateral. The Debtor acknowledges that the purpose of this section is to provide non-exhaustive indications of what actions or omissions by the Secured Party would not be commercially unreasonable in the Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by the Secured Party shall not be deemed commercially unreasonable solely on account of not being indicated in this section. Without limitation upon the foregoing, nothing contained in this section shall be construed to grant any rights to the Debtor or to impose any duties on the Secured Party that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this section.

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5.4. UCC and Offset Rights. The Secured Party may exercise, from time to time, any and all rights and remedies available to it under the UCC or under any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Security Agreement or in any other agreements between the Debtor and the Secured Party, and may, without demand or notice of any kind, appropriate and apply toward the payment of such of the Obligations, whether matured or unmatured, including costs of collection, and reasonable and documented attorneys’ and paralegals’ fees, and in such order of application as the Secured Party may, from time to time, elect, any indebtedness of the Secured Party to the Debtor, however created or arising, including balances, credits, deposits, accounts or moneys of the Debtor in the possession, control or custody of, or in transit to the Secured Party. The Debtor, on behalf of itself and the Debtor, hereby waives the benefit of any law that would otherwise restrict or limit the Secured Party in the exercise of its right, which is hereby acknowledged, to appropriate at any time hereafter any such indebtedness owing from the Secured Party to the Debtor.

5.5. Additional Remedies. The Secured Party shall have the right and power to:

(a) instruct the Debtor, at its own expense, to notify any parties obligated on any of the Collateral, including any Account Debtors, to make payment directly to the Secured Party of any amounts due or to become due thereunder, or, the Secured Party may directly notify such obligors of the security interest of the Secured Party, and/or of the assignment to the Secured Party of the Collateral and direct such obligors to make payment to the Secured Party of any amounts due or to become due with respect thereto, and thereafter, collect any such amounts due on the Collateral directly from such Persons obligated thereon;

(b) enforce collection of any of the Collateral, including any Accounts, by suit or otherwise, or make any compromise or settlement with respect to any of the Collateral, or surrender, release or exchange all or any part thereof, or compromise, extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder;

(c) take possession or control of any proceeds and products of any of the Collateral, including the proceeds of insurance thereon;

(d) extend, renew or modify for one or more periods (whether or not longer than the original period) the Obligations or any obligation of any nature of any other obligor with respect to the Obligations;

(e) grant releases, compromises or indulgences with respect to the Obligations, any extension or renewal of any of the Obligations, any security therefor, or to any other obligor with respect to the Obligations;

(f) transfer the whole or any part of securities which may constitute Collateral into the name of the Secured Party or the Secured Party’s nominee without disclosing, if the Secured Party so desires, that such securities so transferred are subject to the security interest of the Secured Party, and any corporation, association, or any of the managers or trustees of any trust issuing any of such securities, or any transfer agent, shall not be bound to inquire, in the event that the Secured Party or such nominee makes any further transfer of such securities, or any portion thereof, as to whether the Secured Party or such nominee has the right to make such further transfer, and shall not be liable for transferring the same;

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(g) vote the Collateral;

(h) make an election with respect to the Collateral under Section 1111 of the Bankruptcy Code or take action under Section 364 or any other section of the Bankruptcy Code; provided, however, that any such action of the Secured Party as set forth herein shall not, in any manner whatsoever, impair or affect the liability of the Debtor hereunder, nor prejudice, waive, nor be construed to impair, affect, prejudice or waive the Secured Party’s rights and remedies at law, in equity or by statute, nor release, discharge, nor be construed to release or discharge, the Debtor, any guarantor or other Person liable to the Secured Party for the Obligations; and

(i) at any time, and from time to time, accept additions to, releases, reductions, exchanges or substitution of the Collateral, without in any way altering, impairing, diminishing or affecting the provisions of this Security Agreement, the Transaction Documents, or any of the other Obligations, or the Secured Party’s rights hereunder or under the Obligations.

The Debtor hereby ratifies and confirms whatever the Secured Party may do with respect to the Collateral and agrees that the Secured Party shall not be liable for any error of judgment or mistakes of fact or law with respect to actions taken in connection with the Collateral.

5.6. Attorney-in-Fact. The Debtor hereby irrevocably makes, constitutes and appoints the Secured Party (and any officer of the Secured Party or any Person designated by the Secured Party for that purpose) as the Debtor’s true and lawful proxy and attorney-in-fact (and agent-in-fact) in the Debtor’s name, place and stead, with full power of substitution, to (i) take such actions as are permitted in this Security Agreement, (ii) execute such financing statements and other documents and to do such other acts as the Secured Party may require to perfect and preserve the Secured Party’s security interest in, and to enforce such interests in the Collateral, and (iii) carry out any remedy provided for in this Security Agreement, including endorsing the Debtor’s name to checks, drafts, instruments and other items of payment, and proceeds of the Collateral, executing change of address forms with the postmaster of the United States Post Office serving the address of the Debtor, changing the address of the Debtor to that of the Secured Party, opening all envelopes addressed to the Debtor and applying any payments contained therein to the Obligations. The Debtor hereby acknowledges that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable. The Debtor hereby ratifies and confirms all that such attorney-in-fact may do or cause to be done by virtue of any provision of this Security Agreement.

5.7. No Marshaling. The Secured Party shall not be required to marshal any present or future collateral security (including this Security Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order. To the extent that it lawfully may, the Debtor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights under this Security Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Debtor hereby irrevocably waives the benefits of all such laws.

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5.8. Application of Proceeds. The Secured Party will within three (3) business days after receipt of cash from proceeds of Collateral or any other source, apply the whole or any part thereof against the Obligations secured hereby. The Secured Party shall further have the exclusive right to determine how, when and what application of such payments and such credits shall be made on the Obligations, and such determination shall be conclusive upon the Debtor. Any proceeds of any disposition by the Secured Party of all or any part of the Collateral may be first applied by the Secured Party to the payment of expenses incurred by the Secured Party in connection with the Collateral, including reasonable and documented attorneys’ fees and legal expenses as provided for in Section 6.13 hereof.

5.9. No Waiver. No Event of Default shall be waived by the Secured Party except in writing. No failure or delay on the part of the Secured Party in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. There shall be no obligation on the part of the Secured Party to exercise any remedy available to the Secured Party in any order. The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity. The Debtor agrees that in the event that the Debtor fails to perform, observe or discharge any of its Obligations or liabilities under this Security Agreement or any other agreements with the Secured Party, no remedy of law will provide adequate relief to the Secured Party, and further agrees that the Secured Party shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Section 6 MISCELLANEOUS.

6.1. Entire Agreement. This Security Agreement and the other Transaction Documents (i) are valid, binding and enforceable against the Debtor and the Secured Party in accordance with their respective provisions and no conditions exist as to their legal effectiveness; (ii) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof; and (iii) are the final expression of the intentions of the Debtor and the Secured Party. No promises, either expressed or implied, exist between the Debtor and the Secured Party, unless contained herein or therein. This Security Agreement, together with the other Transaction Documents, supersedes all negotiations, representations, warranties, commitments, term sheets, discussions, negotiations, offers or contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof with respect to any matter, directly or indirectly related to the terms of this Security Agreement and the other Transaction Documents. This Security Agreement and the other Transaction Documents are the result of negotiations among the Secured Party, the Debtor and the other parties thereto, and have been reviewed (or have had the opportunity to be reviewed) by counsel to all such parties, and are the products of all parties. Accordingly, this Security Agreement and the other Transaction Documents shall not be construed more strictly against the Secured Party merely because of the Secured Party’s involvement in their preparation.

6.2. Amendments; Waivers. No amendment, modification or waiver of, or consent with respect to, any provision of this Security Agreement or the other Transaction Documents shall in any event be effective unless the same shall be in writing and acknowledged by the Secured Party, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

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6.3. WAIVER OF DEFENSES. THE DEBTOR WAIVES EVERY PRESENT AND FUTURE DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH THE DEBTOR MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY THE SECURED PARTY IN ENFORCING THIS SECURITY AGREEMENT.. PROVIDED THE SECURED PARTY ACTS IN GOOD FAITH, THE DEBTOR RATIFIES AND CONFIRMS WHATEVER THE SECURED PARTY MAY DO PURSUANT TO THE TERMS OF THIS SECURITY AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SECURED PARTY GRANTING ANY FINANCIAL ACCOMMODATION TO THE DEBTOR.

6.4. FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS SECURITY AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF FAIRFAX COUNTY, VIRGINIA OR IN THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF VIRGINIA; PROVIDED THAT NOTHING IN THIS SECURITY AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE SECURED PARTY FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. THE DEBTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF FAIRFAX COUNTY, VIRGINIA AND OF THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF VIRGINIA FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE DEBTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE COMMONWEALTH OF VIRGINIA. THE DEBTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

6.5. WAIVER OF JURY TRIAL. THE SECURED PARTY AND THE DEBTOR, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS SECURITY AGREEMENT, ANY NOTE, ANY OTHER TRANSACTION DOCUMENT, ANY OF THE OTHER OBLIGATIONS, THE COLLATERAL, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH THE SECURED PARTY AND THE DEBTOR ARE ADVERSE PARTIES, AND EACH AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SECURED PARTY GRANTING ANY FINANCIAL ACCOMMODATION TO THE DEBTOR.

6.6. Assignability. The Secured Party may at any time assign the Secured Party’s rights in this Security Agreement, the other Transaction Documents, the Obligations, or any part thereof and transfer the Secured Party’s rights in any or all of the Collateral, and the Secured Party thereafter shall be relieved from all liability with respect to such Collateral. This Security Agreement shall be binding upon the Secured Party and the Debtor and their respective legal representatives and successors. All references herein to the Debtor shall be deemed to include any successors, whether immediate or remote. In the case of a joint venture or partnership, the term “Debtor” shall be deemed to include all joint venturers or partners thereof, who shall be jointly and severally liable hereunder.

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6.7. Binding Effect. This Security Agreement shall become effective upon execution by the Debtor and the Secured Party. If this Security Agreement is not dated or contains any blanks when executed by the Debtor, the Secured Party is hereby authorized, without notice to the Debtor, to date this Security Agreement as of the date when it was executed by the Debtor, and to complete any such blanks according to the terms upon which this Security Agreement is executed.

6.8. Governing Law. This Security Agreement shall be delivered and accepted in and shall be deemed to be a contract made under and governed by the internal laws of the Commonwealth of Virginia applicable to contracts made and to be performed entirely within such state, without regard to conflict of laws principles.

6.9. Enforceability. Wherever possible, each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Security Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

6.10. Time of Essence. Time is of the essence in making payments of all amounts due the Secured Party under this Security Agreement and in the performance and observance by the Debtor of each covenant, agreement, provision and term of this Security Agreement.

6.11. Counterparts; Electronically Transmitted Signatures. This Security Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Security Agreement. Receipt of an executed signature page to this Security Agreement by electronic transmission shall constitute effective delivery thereof. Electronic records of executed Transaction Documents maintained by the Secured Party shall be deemed to be originals thereof.

6.12. Notices. All notices from the Debtor to the Secured Party and the Secured Party to the Debtor required or permitted by any provision of this Security Agreement shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand or by electronic transmission (with receipt and oral confirmation of successful and full transmission) or three (3) days after being mailed, registered or certified mail, return receipt requested, with postage prepaid to the applicable parties at the physical or email address stated below or on the signature page hereto, or if any Party shall have designated a different address or facsimile number by notice to the other party given as provided above, then to the last physical or email address or facsimile number so designated.

If to the Debtor:

Lattice Incorporated

7150 N. Park Drive, Suite 500

Pennsauken, New Jersey, 08109

Attention: Chief Executive Officer

Facsimile No.:

Email Address:

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If to the Secured Party:

Global Tel*Link Corporation
12021 Sunset Hills Road, #100
Reston, Virginia 20190

Attention: Claudia G. Regen
Facismile No.:

Email Address:

6.13. Costs, Fees and Expenses. The Debtor shall pay or reimburse the Secured Party for all reasonable and documented fees and expenses of counsel incurred by the Secured Party or for which the Secured Party becomes obligated in connection with the enforcement of this Security Agreement, including reasonable and documented attorneys’ fees of counsel to the Secured Party, search fees, costs and expenses; and all taxes payable in connection with this Security Agreement. In furtherance of the foregoing, the Debtor shall pay any and all stamp and other taxes, UCC search fees, filing fees and other costs and expenses in connection with the execution and delivery of this Security Agreement and the other Transaction Documents to be delivered hereunder, and agrees to save and hold the Secured Party harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses. That portion of the Obligations consisting of costs, expenses or advances to be reimbursed by the Debtor to the Secured Party pursuant to this Security Agreement or the other Transaction Documents which are not paid on or prior to the date hereof shall be payable by the Debtor to the Secured Party on demand. If at any time or times hereafter the Secured Party: (a) employs outside counsel for advice or other representation (i) with respect to this Security Agreement or the other Transaction Documents, (ii) to represent the Secured Party in any litigation, contest, dispute, suit or proceeding or to commence, defend, or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit, or proceeding (whether instituted by the Secured Party, the Debtor, or any other Person) in any way or respect relating to this Security Agreement, or (iii) to enforce any rights of the Secured Party against the Debtor or any other Person under of this Security Agreement; (b) takes any action to protect, collect, sell, liquidate, or otherwise dispose of any of the Collateral; and/or (c) attempts to or enforces any of the Secured Party’s rights or remedies under this Security Agreement, the reasonable and documented costs and expenses incurred by the Secured Party in any manner or way with respect to the foregoing, shall be part of the Obligations, payable by the Debtor to the Secured Party on demand, and shall accrue interest at a rate equal to twelve percent (12%) per annum.

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IN WITNESS WHEREOF, the Debtor and the Secured Party have executed this Security Agreement as of the date first above written.

DEBTOR:

LATTICE INCORPORATED, a Delaware corporation

By: /s/ Paul Burgess
Name: Paul Burgess
Title: CEO

SECURED PARTY:

GLOBAL TEL*LINK CORPORATION, an Idaho corporation

By: /s/ Jeffrey B. Haidinger
Name: Jeffrey B. Haidinger
Title: President & COO

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SCHEDULE 1.1

PERMITTED LIENS

Principal Balance	Holder		Collateral	Lein	Maturity date
$908,000	Lattice Funding Inc. (Cantone Asset Management as Placement Agent)	Convertible Note	right, title to, and interest in revenue proceeds of ALL faciilty contracts and telecom equipment associated with such contracts	first priority security interest (UCC filed)	4/30/2020
$375,000	Cantone Asset Management (CAM	Note	Accounts Receivable Correct Solutions Order)	first priority security interest (UCC filed)	5/26/2016 potentially to be extended upon agreement with Cantone	Purchase order financing
$600,000	Cantone Asset Management (CAM	Note	right, title to, and interest in revenue proceeds of ALL facility contracts and telecom equipment associated with such contracts	first priority security interest (UCC filed)	7/2/2016	Bridge financing
$1,500,000	Lattice Funding Inc. (Cantone Asset Management as Placement Agent)	Convertible Note	right, title to, and interest in revenue proceeds of ALL facility contracts and telecom equipment associated with such contracts	first priority security interest (UCC filed)	5/15/2017
$781,655	Wistar Morris	Note	Federal Contract receivables ($1.2 million) related to cost recoverable type contract settlements . These originated from disposed Government business. Note derived from continuing operations	first priority security interest (UCC filed)	6/30/2012
$168,000.00	Robert Glabraith	Note Unsecured*	n/a	n/a	10/14/2014
$200,000.00	Darrell Patrick	Note Unsecured*	n/a	n/a	5/15/2013
$84,364.00	Medvitz /Margolies	Note Unsecured*	n/a	n/a	1/23/2014
$110,284.32	Royal Bank Leasing	Equipment financing loans	UCC security interest in property underlying equipment financing UCC	UCC
$ -	Action Capital	Revolver AR Credit Facility	Blanket Lien	first priority security interest (UCC filed)	n/a
$ 4,707,303

The Secured Party consents to a financing on the following terms which is anticipated to close in May 2016:

Issuer	Lattice Incorporated

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Investor Suitability	“Accredited Investors” as defined in Rule 501 of Regulation D and otherwise acceptable to us. See “Investor Suitability Standards.”

Units Offered	Each Unit consists of a $10,000 8% Senior Secured Note and 50,000 shares of Lattice Restricted Stock

Offering Price	$10,000 per Unit.

Maximum Offering Amount	Up to 1,500 of Units (with an option to sell an additional $300,000 (30 Units)). The closing of the Offering is not conditioned upon the acceptance of subscriptions for any minimum amount of Units.

Minimum Investment	$10,000.00 (one Unit), with half Units ($5,000) thereafter; provided,

Per Investor	however, that we have the right to accept a lesser investment amount from any prospective purchaser in our sole discretion.

Maturity Date	The Note portion of the Units will be due and payable on April 30, 2020 (the “Maturity Date”).

Interest Rate	Interest on the Notes will accrue at a rate of 8% per annum, payable quarterly in arrears. The next interest payment will be due February 15, 2016, and subsequent payments due May 15, August 15 and November 15 thereafter, until the earlier of Lattice’s payment of all principal and accrued interest on the Note, or the principal and accrued but unpaid interest on the Note is converted.

Conversion Shares	The Unitholder has the right, beginning any time after six months from the Final Closing and before the Maturity Date, to convert the Amount Due on the Note into Conversion Shares at the Conversion Price of $0.10 (subject to adjustment). Lattice will pay the Placement Agent a fee of 2% of the aggregate principal amount of Notes converted upon any conversion.

Ranking	The Note will rank equal to Lattice senior debt and ahead of any non-senior debt, except for trade debt.

Use of Proceeds	Lattice will use the net proceeds as described in the Use of Proceeds.

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Type of Offering	The Company is offering the Units on a “best efforts, no minimum” basis, through the Placement Agent. The Company anticipates conducting multiple Closings before the Offering Termination Date. The Placement Agent anticipates an initial Closing on or about December 31, 2015.

The Company reserves the right to accept or reject any subscription for Units, in whole or in part, and any subscription for Units that is not accepted will be returned without interest. You may not revoke a subscription tendered to purchase any Units.
Escrow	The cash subscriptions for Units will be held in a non-interest bearing account established by the Placement Agent.

Offering Period	The Offering will terminate upon the earlier of: (i) the Company’s acceptance of subscriptions for the Maximum Offering Amount at one or more Closings or (ii) the Offering Termination Date.

Offering Termination Date	March 30, 2016.

Placement	Agent As consideration for acting as Placement Agent, under this Offering,

Compensation	Lattice will: pay to CRI (a) a commission equal to 8% of the aggregate gross cash proceeds received by the Company from each Closing, (b) 1,500 shares of Lattice’s restricted Common Stock for each $1,000 face value of Notes sold, and (c) a non-accountable expense allowance equal to 1% of the aggregate gross cash proceeds received by the Company from each Closing. Lattice will also reimburse the Placement Agent for all of its expenses, including legal fees of 1% of the total gross proceeds accepted at any Closing.

Administrative Fee	Lattice Funding, the Collateral Agent, will receive an annual Administrative Fee from Lattice of 2% of the Principal balance on the Notes, payable at the same time Lattice pays interest. This fee increases to 3% upon a default under the Notes.

Risk Factors	An investment in the Units involves a high degree of risk. You should purchase the Units only if you can afford a complete loss of your investment. See “Risk Factors” and “Where You Can Find More Information.”

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SCHEDULE 3.1

TRADE NAMES

Innovisit

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SCHEDULE 3.6

PAST-DUE OBLIGATIONS

The following is a list of past-due obligations of Lattice Incorporated:

•	$1.253 million aggregate principal of notes which are past due and may be called at any time. Interest is also owed under the notes.
•	Lattice owes facility commissions to customers that are outside of payment terms. Customers could invoke termination and cause disruption of revenue if not cured within 10 days of notification of default.

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